September 2018 Company Overview Copyright © 2018 Verrica Pharmaceuticals. All rights reserved. Exhibit 99.2

Certain information contained in this presentation and statements made orally during this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and Verrica’s own internal estimates and research. While Verrica believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. While Verrica believes its internal research is reliable, such research has not been verified by any independent source. This presentation contains forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions.  All statements other than statements of historical facts contained in this presentation, including statements regarding future results of operations and financial position, business strategy, current and prospective product candidates, planned clinical trials and preclinical activities, product approvals, degree of market acceptance of approved products, research and development costs, current and prospective collaborations, timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product candidates, are forward-looking statements. The words ”may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.    The forward-looking statements in this presentation represent our views as of the date of this presentation. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.  The forward-looking statements in this presentation involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, our reliance on third parties over which we may not always have full control, and other risks and uncertainties that are described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the U.S. Securities and Exchange Commission (SEC) on August 7, 2018, and our other Periodic Reports filed with the SEC. New risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties.  There can be no assurance that the opportunity will meet your investment objectives, that you will receive a return of all or part of such investment. Investment results may vary significantly over any given time period. The appropriateness of a particular investment or strategy will depend on an investor's individual circumstances and objectives. We recommend that investors independently evaluate specific investments and strategies.  DISCLAIMER

Developing innovative dermatology products Solving unmet needs Reinventing Skin Science by focusing on research and development Late-stage clinical pharmaceutical company

INVESTMENT HIGHLIGHTS

★ Two of the Largest Unmet Needs in Dermatology
- Prevalence of ~6 million in molluscum contagiosum[(1)] and ~22 million in common warts in the U.S.[(2)]
- No FDA approved drugs to treat molluscum or warts

★ Late-Stage
- Enrollment complete in two pivotal Phase 3 trials in molluscum; topline results expected 1Q 2019

★ Favorable Tolerability
- No SAEs in Phase 2 trials for the treatment of molluscum

★ Physician Acceptance
- 95% of pediatric dermatologists have used API[(3)]

★ Innovative Product
- Drug-device combination of a proprietary formulation and a novel single-use applicator

★ Barriers to Competition
- New chemical entity regulatory exclusivity upon approval
- IP pending on product, including on novel formulation, applicator and methods of use
- Drug-device combination makes a 'true generic' unlikely

★ Proven Team
- Industry-leading, experienced management team

(1) Prevalence in the US of 5.1% to 11.5% in children aged 0-16 years. (Fam Pract. 2014 Apr;31(2):130-6). US Census estimates ~69.4MM children aged 0 to 16 years in 2016.
(2) IMS National Disease and Therapeutic Index (NDTI) Rolling 5 Years Ending June 2016. Nguyen et al, Laser Treatment of Nongenital Verrucae A Systemic Review. JAMA Dermatology. 2016; 152(9): 1025-1033
(3) Based on a survey of 115 dermatologists the results of which have been extrapolated to pediatric dermatologists.

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.
4
VERRICA PHARMACEUTICALS

MANAGEMENT TEAM WITH EXTENSIVE PRODUCT LAUNCH AND DERMATOLOGY EXPERIENCE Selected Launched Products Copyright © 2018 Verrica Pharmaceuticals. All rights reserved. Linda Palczuk Chief Operating Officer Chris Degnan Chief Financial Officer Ted White President & Chief Executive Officer Patrick Burnett MD, PhD Chief Medical Officer Joe Bonaccorso Chief Commercial Officer

OUR PRODUCT PORTFOLIO Additional indications under consideration include subungual warts, flat warts, actinic keratosis, genital warts and seborrheic keratosis. Phase 2 ready assuming use of the same formulation. Phase 2 ready assuming leverage of data from VP-102. We retain exclusive, royalty-free rights to our product candidates across all indications globally Preclinical Phase 1 Phase 2 Phase 3 Next Expected Milestone VP-102 Molluscum Contagiosum Topline Phase 3 results in 1Q 2019 Common Warts Topline Phase 2 results by 1H 2019 Additional Indications(1)(2) To be determined based on indication VP-103 Plantar Warts(3) IND submission in 2019

FIRST PRODUCT CANDIDATE IS VP-102, A PROPRIETARY DRUG-DEVICE COMBINATION CONTAINING CANTHARIDIN Based on a survey of 115 dermatologists the results of which have been extrapolated to pediatric dermatologists. Pompei D, et al. Cantharidin therapy: Practice patterns and attitudes of health care providers. J Am Acad Dermatol 2013;68:1045-46. History of Publications Leading to De-risked Regulatory Pathway Phase 2 trials show a favorable profile for complete clearance of molluscum API has been used for dermatologic diseases for over 50 years Favorable Tolerability No SAEs in two Phase 2 trials for the treatment of molluscum Active ingredient shown to be well tolerated in our clinical trials to date Familiar to Physicians 95% of pediatric dermatologists have experience with cantharidin(1) 40% of dermatologists use cantharidin(2) Favorable CMC and Competitive Position New chemical entity with regulatory exclusivity upon approval Novel topical solution Strong desire for increased access to cantharidin Proprietary single-use device Unique manufacturing process

The problem Molluscum Contagiosum

MOLLUSCUM BACKGROUND ETIOLOGY AND CLINICAL PRESENTATION OVERVIEW Caused by a pox virus Primarily infects children, with the highest incidence occurring in children <14 years old Highly contagious If untreated, lesions persist an average of 13 months, with some cases remaining unresolved for 2+ years Often leads to anxiety and social challenges for the patients and parents and negatively impacts quality of life Transmission Skin to skin contact Sharing of contaminated objects (e.g., clothing, towels, swimming pool toys) Diagnosis & Symptoms Typically 10 to 30 lesions 100+ lesions can be observed Lesions may be the only sign of infection and are often painless Can be diagnosed with skin biopsy to differentiate from other lesions Complications Skin irritation, inflammation, and re-infection Follicular or papillary conjunctivitis if lesions on eyelids Cellulitis Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

CURRENT TREATMENTS FOR MOLLUSCUM ARE NOT FDA APPROVED AND HAVE MANY LIMITATIONS DESCRIPTION LIMITATIONS Cryotherapy Freezing the lesions with liquid nitrogen Pain and scarring Unsuitable for use in children Curettage Using a curette or a surgical instrument with a scoop at the tip to scrape the lesions Pain and scarring Unsuitable for use in children Laser Surgery Applying a laser to target and destroy the lesions Pain, cost and lack of availability Unsuitable for use in children Topical Products Applying various acids (e.g. salicylic acid), creams or blistering solutions to destroy the lesions Unproven efficacy Off-Label Drugs Retinoids, antiviral medicines, or immune modulating therapies Limited efficacy Side-effects Natural Remedies Applying natural oils (e.g. tea tree oil) with antimicrobial properties Unproven efficacy Pain, irritation and allergic reactions Broad use limited by unproven efficacy, scarring, lack of availability, safety concerns & pain Significantly undertreated patient population

VP-102'S API HAS A LONG HISTORY OF CLINICAL EVIDENCE

FDA

Cantharidin: A Comprehensive Review of the Clinical Literature

Richard Torbeck MD[1], Michael Pan BA[2], Ellen de Moll BA[3], Jacob Levitt MD[2]

[1]The University of Toledo College of Medicine, Toledo, Ohio,
[2]Icahn School of Medicine at Mount Sinai, Department of Dermatology, New York, New York,
[3]University of Connecticut School of Medicine, Farmington, Connecticut

Safety of Cantharidin: A Retrospective Review of Cantharidin Treatment in 405 Children with Molluscum Contagiosum

Virginia A. Moye, M.P.H.,* Shelley Catheart, M.D., Dean S. Morrell, M.D.****

**University of North Carolina, Chapel Hill, North Carolina,*
***Department of Dermatology, University of North Carolina, Chapel Hill, North Carolina*

"Abundant clinical information indicates that, with careful use under physician direction, toxicities are seen that are not worse than and sometimes less severe than those seen with other destructive modalities in the treatment of molluscum contagiosum and warts. **Cantharidin is considered by some to be a treatment of choice for molluscum contagiosum in young children**."

FDA 2015

"Cantharidin has been **used for dermatologic diseases for over 50 years** with the primary indications of removal of warts and MC."

TORBECK ET AL. 2014

"Cantharidin is a **safe treatment** modality for MC and should be considered when symptomatic infection necessitates treatment."

MOYE ET AL. 2014

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

11

VERRICA PHARMACEUTICALS

HISTORICAL COMPOUNDED CANTHARIDIN PRESENTS A NUMBER OF LIMITATIONS Varying concentration Evaporation of volatile solvents leads to concentration increases Patients can receive more drug than clinically necessary resulting in excessive blistering Inconsistent purity and lack of controlled product Per the FDA, highly variable in purity with impurities such as residual solvents or pesticides Lack of reimbursement Not FDA approved and therefore not eligible for drug reimbursement Inconvenient and variable administration Application with the wooden stick part of a cotton-tipped swab can lead to patients receiving more drug than necessary Inability for physicians to identify where the drug has been applied Limited availability Illegal to import formulated cantharidin Generally not available in hospitals and academic settings, which require FDA approved product Only an estimated 7% of 503B compounders produce formulations containing cantharidin(1) 2 1 3 5 4 Based on 70 503B facilities and 5 compounders of cantharidin per FDA database.

The solution VP-102

VP-102 IS A PROPRIETARY DRUG-DEVICE COMBINATION OF CANTHARIDIN ADMINISTERED THROUGH OUR SINGLE-USE PRECISION APPLICATOR GMP-controlled formulation of cantharidin with: API that is greater than 99% pure Defined pharmaceutical batch process Long-term, room temperature stability Visualization agent to see which lesions have been treated Bittering agent to mitigate oral ingestion by children Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

Mechanism of Action and Clinical Evidence

CANTHARIDIN HAS A PROVEN DUAL MECHANISM OF ACTION

1 Targeted Destruction of Infected Skin Leads to Lesion Clearance

Once applied, cantharidin activates neutral serine proteases that cause degeneration of the desmosomal plaque, leading to detachment of tonofilaments from desmosomes.(1)

This leads to intraepidermal blistering and nonspecific lysis of the skin, causing the tissues containing the virus to separate from the surrounding skin.

Since acantholysis is intraepidermal, healing occurs without scarring.



Desmosome Cleavage and Blister Formation

2 Elicits Inflammation & Immune Response with Potential to Boost Viral Immune Response

Leukocyte infiltration includes neutrophils, macrophages, B and T cells and eosinophils

Release of chemokines and cytokines including TNF-a, IL-8 and CXCL-5

Cantharidin is used in the laboratory as a model for studying leukocyte trafficking and cytokine production.(2)



Lymphocyte Neutrophil Eosinophil Macrophage

(1) J Invest Dermatol. 1962 Jul;39:39-45.
(2) J Immunol Methods. 2001 Nov 1;257(1-2):213-20.2

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

16

SIGNIFICANT CLINICAL PROGRESS OF VP-102 FOR THE TREATMENT OF MOLLUSCUM TRIAL AND STATUS FORMULATION / APPLICATION METHOD TRIAL DESIGN TRIAL OBJECTIVES PHASE 3 Pivotal Trial CAMP-1 Enrollment Complete VP-102 N=266 Conducted under SPA Randomized, double blind, multi-center, placebo controlled To evaluate the efficacy of dermal application of VP-102 relative to placebo for complete clearance at day 84 To assess the safety and tolerability of VP-102 Pivotal Trial CAMP-2 Enrollment Complete VP-102 N=262 Randomized, double blind, multi-center, placebo controlled To evaluate the efficacy of dermal application of VP-102 relative to placebo for complete clearance at day 84 To assess the safety and tolerability of VP-102 PHASE 2 Innovate Trial Complete VP-102 Open-label, single-center N=33 To determine possible systemic exposure from a single 24-hour application of VP-102 To confirm safety and efficacy with applicator Pilot Trial Complete Our proprietary formulation of cantharidin used in VP-102, applied with the wooden stick part of a cotton-tipped swab Open-label, single-center N=30 To evaluate safety and efficacy and determine optimal treatment duration

PHASE 2 TRIAL DATA DEMONSTRATES A FAVORABLE PROFILE FOR VP-102 IN MOLLUSCUM CLEARANCE Historical placebo data from third-party trials with cantharidin; No head-to-head trials have been run against VP-102. Burke BE, Baillie J, Olson RD. Essential oil of Australian lemon myrtle (Backhousia citriodora) in the treatment of molluscum contagiosum in children. Biomedicine & Pharmacolotherapy 2004; 58: 245-247. Syed TA, Lundin S, Ahmad M. Topical 0.3% and 0.5% podophyllotoxin cream for self-treatment of molluscum contagiosum in males. Dermatology 1994; 189:65-68. Garelik J, Schairer D, Hwang H, Viola K, Cohen S. Safety and efficacy of topical cantharidin for the treatment of pediatric molluscum contagiosum: a prospective, randomized, double-blind, placebo-controlled trial. Unpublished. Dosal C, Stewart PW, Lin JA, Williams CS, Morrell DS. Cantharidin for the treatment of molluscum contagiosum: a prospective, double-blinded, placebo-controlled trial. Pediatric Dermatology 2014;31(4):440-449. Theos AU, Cummins R, Silverberg NB, Paller AS. Effectiveness of imiquimod cream 5% for treating childhood molluscum contagiosum in a double-blind, randomized pilot trial. Cutis 2004 Aug;74(2):134-8, 141-2. FDA Clinical Executive Summary for Imiquimod for Pediatric Molluscum. NDA Submission Number 20723. Submission Code SE8-020. Letter Date September 21, 2006. Olsen JR, Gallacher J, Finlay AY, Piguet V, Francis NA. Time to resolution and effect on quality of life of molluscum contagiosum in children in the UK: a prospective community cohort study. Lancet Infect Dis 2015;15(2):190-195. Natural history point estimates for the percent resolution at Weeks 12 and 18 were derived using the steepest slope of the % resolution versus time (months) curve corresponding to a linear portion between months 8 to 17. This portion of the curve shows the highest rate of resolution and demonstrates 50% of patients resolved the infection over 9 months. This supports point estimates of 17% at 12 weeks and 25% at 18 weeks. Percentage of Subjects with Complete Clearance 70% 60% 50% 40% 30% 20% 10% 0% 3 6 9 12 Placebo Imiquimod Phase 3 (7) Estimate of Natural History (8) (2) (4) (5) (3) (6) Phase 2 Pilot Trial Phase 2 Innovate Trial Percentage of Subjects with Complete Clearance VP-102 Complete Clearance HISTORICAL RESULTS FROM THIRD-PARTY TRIALS(1) Weeks Weeks

PHASE 2 TRIAL DATA DEMONSTRATES A FAVORABLE PROFILE FOR VP-102 IN MOLLUSCUM CLEARANCE Lesion Clearance After VP-102 (No Applicator) Number of Lesions 140 120 100 80 60 40 20 0 0 3 6 9 12 n=25 n=25 n=25 n=25 n=25 Lesion Clearance After VP-102 (w/Applicator) Number of Lesions 140 120 100 80 60 40 20 0 0 3 6 9 12 n=32 n=32 n=32 n=32 n=32 PHASE 2 – PILOT TRIAL PHASE 2 – INNOVATE TRIAL(1) 71% 66% 50% 32% 90% 77% 72% 50% Mean Median 93% 86% 56% 27% 98% 95% 85% 59% Weeks Weeks Trial enrolled 33 subjects into either the exposure group (N=17) or the standard group (N=16) with 32 subjects completing the trial. Exposure group subjects were required to have 21 or more lesions at the baseline visit and standard group subjects had 1 to 20 lesions. % reduction in lesion count compared to baseline: Mean Median % reduction in lesion count compared to baseline:

Population WE HAVE COMPLETED ENROLLMENT IN TWO PIVOTAL PHASE 3 TRIALS (CAMP-1 & CAMP-2) IN MOLLUSCUM Trial Design Two identically designed, randomized, double-blinded, multicenter, placebo controlled trials CAMP-1 conducted under FDA Special Protocol Assessment (SPA) Endpoints Primary: Percent of subjects with complete clearance of molluscum at Day 84 Secondary: Percent of subjects with complete clearance at week 3, 6, and 9 Safety & tolerability Subjects 2+ years of age with MC lesions who have not received any type of treatment within the past 14 days Enrollment complete with 266 subjects for CAMP-1 and 262 subjects for CAMP-2 Application Study drug (VP-102 or placebo) is administered topically to all treatable lesions every 21 days until clearance or a maximum of 4 applications VP-102 or placebo will be left on for 24 hours before removal with soap and warm water 12-week study period

Our Opportunity in Common Warts

VERRUCA VULGARIS (COMMON WARTS) ETIOLOGY AND CLINICAL PRESENTATION OVERVIEW Caused by Human Papilloma virus (HPV) Infects patients of all ages Persistent infection, highly refractory Typically 2-5 lesions No FDA approved drug for the treatment of common warts Transmission Skin to skin contact Sharing of infected articles of clothing Diagnosis & Symptoms Dome shaped flesh-colored lesions commonly on the hands, fingers, knees or elbows Lesions may occur in groups or in a linear pattern Lesions can cause considerable pain and discomfort, may spread with skin trauma, and can be itchy Complications Scarring may occur Dyspigmentation of affected areas Bacterial superinfection of lesions Irritation, pain, and redness of surrounding skin Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

WE HAVE INITIATED A PHASE 2 TRIAL (COVE-1) IN WARTS Trial Design Open label, single center Safety & tolerability Endpoints Primary Percent of subjects with complete clearance of all treatable warts (baseline and new) at Day 84 Secondary Percent of subjects achieving complete clearance of all treatable warts at Visits 2, 3, and 4 Population Approximately 20 subjects 2+ years of age with common warts who have not received any type of treatment within the past 14 days Application Study drug (VP-102) is administered topically to each treatable wart to a maximum of 4 applications or until complete clearance Frequency of administration is at least 14 days between treatments during a 63 day treatment period VP-102 will be left on for 24 hours before removal with soap and warm water Second cohort to be added via amendment with ~40 additional subjects and a 21-day dosing regimen

Commercial Opportunity

DERMATOLOGISTS ARE FAMILIAR WITH VP-102’s API & WOULD USE IF AVAILABLE Pompei DT et al. Cantharidin Therapy: Practice patterns and attitudes of health care providers. Journal of the American Academy of Dermatology. 2013; 68(6). Survey of 400 healthcare providers, 87.7% of responders were US based dermatologists. Company survey of 40 physicians. Physicians who do not use the API of VP-102 stated inaccessibility as a primary reason why they are not using(1) Physicians reported they would use VP-102 if the cost of the drug was covered(2) ~70% 87%

INITIAL PAYER RESEARCH SUGGESTS FAVORABLE REIMBURSEMENT LANDSCAPE FOR VP-102 Source: Third party study commissioned by the Company. COHORT SIZE AVERAGE LIVES COVERED Medical Directors 7 9.8M Pharmacy Directors 6 4.2M IDN Stakeholders 2 6.5M The 15 Payer Organizations and Plans Represented in the Interviews Cover a Total of 105 Million Commercial & Medicaid Lives

INITIAL PAYER RESEARCH SUGGESTS FAVORABLE REIMBURSEMENT LANDSCAPE FOR VP-102 1 2 3 4 Payers interviewed recognize a significant unmet need for molluscum contagiosum and lack of an effective treatment Some of the key concerns mentioned about the undertreatment of the condition include the risk of infection, scarring, or spread of the disease Payers perceived VP-102 to be highly favorable based on the majority of patients experiencing clearance within 12 weeks Given the unmet need and favorable clinical outcomes, payers anticipate the majority of patients would have access to VP-102 with minimal to no restrictions Source: Third party study commissioned by the Company. Key Takeaways

INTEGRATED COMMERCIAL APPROACH WITH MULTIPLE STRATEGIC LEVERS Buy and Bill or Specialty Pharmacy KOL Engagement Specialized Sales Team Disease Awareness Small Institutional Team Increase treatment seekers through cost- efficient consumer advertising Specialists to promote to pediatric dermatologists in academic settings Targeting office based dermatologists and select pediatricians Distribution with supportive HUB services Strong established relationships and support Commercial Strategy

PRE-COMMERCIALIZATION ACTIVITIES ONGOING ENGAGEMENT AT KEY CONFERENCES Copyright © 2018 Verrica Pharmaceuticals. All rights reserved. LAUNCH OF DISEASE AWARENESS CAMPAIGN Society for Pediatric Dermatology, July Advisory Board and Poster Presentation Digital and social research completed to understand content, traffic patterns, and influences Summer American Academy of Dermatology, August Fall Clinical Dermatology, October Poster Presentation American Academy of Pediatrics, November Tools being implemented through rest of year include: Disease Awareness website “aboutmolluscum.com” YouTube channel with KOL interview Professional journal space Speaker programs

VERRICA HAS SEVERAL POTENTIAL WAYS TO MAINTAIN EXCLUSIVITY

Regulatory Exclusivity

5.5 years of exclusivity for cantharidin as API possible upon approval (inclusive of potential for 6 months for pediatric indication)

Compounding Pharmacies

If VP-102 is approved, traditional compounding pharmacies will NOT be able to continue compounding cantharidin regularly or in inordinate amounts, except under patient specific circumstances as prescribed by a physician.

The FDA has the authority to regulate compounders. Improper compounding can result in monetary fines plus felony convictions in case of repeat offenses and intent to fraud/mislead.

Manufacturing

VP-102 has the potential to address stability issues with standard packaging and container/closure systems

Limited commercial CMOs with facilities for handling highly potent and highly flammable liquid products

Entered into a supply agreement for naturally-sourced cantharidin; subject to specified minimum annual purchase orders and forecasts, supplier agreed that it will not supply cantharidin, any beetles or other raw material from which cantharidin is derived to any other customer in North America

True Generic Unlikely

Unlikely to receive approval under an ANDA due to uniqueness from patent pending protection and significant differences likely between VP-102 and potential competitors

Cannot do traditional PK/bioequivalence study (no blood level profile for VP-102)

May require new clinical studies with new formulation and new delivery approach that shows equivalence without violating any of Verrica's IP

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

30

OVERVIEW OF INTELLECTUAL PROPERTY PORTFOLIO

	KEY CLAIMS AND PATENT APPLICATIONS	VALUE TO VERRICA
1	Our specific formulation (VP-102), key safety additions and novel cantharidin formulations (PCT/US2014/052184)	May prevent generics from copying our ether-free formulation or from making similar formulations
2	Single use applicator containing cantharidin formulations (PCT/US2014/052184)	May prevent generics from utilizing a single-use applicator for cantharidin that contains both a glass ampule to maintain product stability and a filter placed prior to dispensing tip, which helps increase administration accuracy and prevents direct contact with skin
3	Specific design of our commercial applicator (PCT/US2018/036353)	May prevent generics from utilizing a similar applicator
4	Methods of use for cantharidin in the treatment of molluscum (PCT/US2018/037808 and PCT/US2018/036353)	May prevent generics from a similar treatment regimen and label
5	Methods for purifying cantharidin and analyzing cantharidin or cantharidin solutions (PCT/US2016/14139)	May force generics to find alternative methodologies to produce GMP cantharidin or determine if their API or drug product is GMP compliant
6	Methods for complete cantharidin synthesis (PCT/US2015/066487 and 62/568,004)	Synthetic version would reduce risks of outside contaminants and environmental factors affecting the naturally-sourced API. May prevent generics competing with a synthetic version of cantharidin

Any patents issued from our applications are projected to expire between 2034 and 2039, excluding any patent term adjustment and patent term extensions

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

31

VERRICA PHARMACEUTICALS

DATE EVENT September 2017 End of Phase 2 Meeting with FDA 1Q 2018 Received go ahead from FDA to initiate two Phase 3 trials, including SPA on pivotal trial 1Q 2018 Initiated Phase 3 trials for molluscum and Phase 2 trial for warts 1Q 2018 Executed purchase order for API that is expected to last through commercial launch 1Q 2018 Hired COO, CFO, CCO and CMO with significant commercial experience and track record of success 2Q 2018 Added dermatology veteran Mark Prygocki and KOL Dr. Gary Goldenberg to the Board of Directors 3Q 2018 Entered into a supply agreement for naturally-sourced cantharidin 3Q 2018 Completed enrollment in two pivotal Phase 3 trials in molluscum 1Q 2019 Topline results from two pivotal Phase 3 trials in molluscum 1H 2019 Topline results from Phase 2 trial in common warts 2019 VP-102 NDA submission in molluscum 2019 VP-103 IND submission in plantar warts 2019 Initiate pivotal trials in common warts SIGNIFICANT EXPECTED MILESTONES

INVESTMENT HIGHLIGHTS

Two of the Largest Unmet Needs in Dermatology

- Prevalence of ~6 million in molluscum contagiosum[(1)] and ~22 million in common warts in the U.S.[(2)]
- No FDA approved drugs to treat molluscum or warts

Late-Stage

- Enrollment complete in two pivotal Phase 3 trials in molluscum; topline results expected 1Q 2019

Favorable Tolerability

- No SAEs in Phase 2 trials for the treatment of molluscum

Physician Acceptance

- 95% of pediatric dermatologists have used API[(3)]

Innovative Product

- Drug-device combination of a proprietary formulation and a novel single-use applicator

Barriers to Competition

- New chemical entity regulatory exclusivity upon approval
- IP pending on product, including on novel formulation, applicator and methods of use
- Drug-device combination makes a 'true generic' unlikely

Proven Team

- Industry-leading, experienced management team

(1) Prevalence in the US of 5.1% to 11.5% in children aged 0-16 years. (Fam Pract. 2014 Apr;31(2):130-6). US Census estimates ~69.4MM children aged 0 to 16 years in 2016.
(2) IMS National Disease and Therapeutic Index (NDTI) Rolling 5 Years Ending June 2016. Nguyen et al, Laser Treatment of Nongenital Verrucae A Systemic Review. JAMA Dermatology. 2016; 152(9): 1025-1033
(3) Based on a survey of 115 dermatologists the results of which have been extrapolated to pediatric dermatologists.

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

33

Appendix

PHASE 3 STATISTICAL POWERING ASSUMPTIONS SUPPORT POSITIVE RESULTS ACROSS A RANGE OF POTENTIAL SCENARIOS

Phase 3 power assumptions:

- Sample size=250 subjects
- Randomization 3:2 (n=150 VP-102, n=100 placebo)
- 44% VP-102 complete clearance rate
- 20% Placebo complete clearance rate
- 10% drop out rate

Assumptions result in >95% power to detect treatment differences in clearance rates with a significance level of 0.05

P-values in graph represent Chi-Square test across different potential Phase 3 outcome scenarios



STATISTICAL OUTCOME (p-value): PHASE 3 SCENARIOS(1)
% Placebo Complete Clearance
% VP-102 Complete Clearance
0
10
20
30
40
50
60
70
80
90
100
p-value <= .05
p-value <=.01
p-value <= .001

(1) P-values are from Pearson Chi-Squared test and are valid under the assumed conditions of n=250 subjects (3:2 randomization VP102:placebo)

Copyright © 2018 Verrica Pharmaceuticals. All rights reserved.

35

VERRICA PHARMACEUTICALS

BOARD OF DIRECTORS Sean Stalfort Director Glenn Oclassen Director Mark Prygocki Director Gary Goldenberg, MD Director Ted White President & Chief Executive Officer Paul Manning Chairman

HIGHLY ACCLAIMED SCIENTIFIC ADVISORY BOARD (1)(*)We intend to engage Dr. Lebwohl as principal investigator for future clinical trial(s) in our common warts program. Waldman Chair of Dermatology, Icahn School of Medicine at Mount Sinai Former President of the American Academy of Dermatology Mark Lebwohl, MD* Chief of Dermatology at the Albert Einstein School of Medicine  Steven Cohen, MD Professor of Dermatology and Pediatrics at the St. Louis University School of Medicine Elaine Siegfried, MD Head of the Division of Dermatology at Feinberg School of Medicine at Northwestern University Anthony Mancini, MD Professor at the University of Vermont College of Medicine Janice Pelletier, MD Director of the residency training program and professor at UNC Dean Morrell, MD Founder Former Chief Scientific Officer of Verrica Matt Davidson, PhD